UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Dynavax Technologies Corporation

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DYNAVAX TECHNOLOGIES CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 14, 2006
To the Stockholders of DYNAVAX TECHNOLOGIES CORPORATION:
      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Dynavax Technologies Corporation, a Delaware corporation, will be held at the company’s executive offices at 2929 Seventh Street, Suite 100, Berkeley, California, on Wednesday, June 14, 2006, at 8:00 a.m., Pacific Time, for the following purposes:

1. Election of Directors. To elect two Class III directors to serve until the 2009 annual meeting of stockholders or until their successors are elected and qualified;

2. Selection of Independent Registered Public Accounting Firm. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2006; and

3. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.
      The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.
      Our Board of Directors has fixed the close of business on April 24, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.
      Whether or not you expect to attend the annual meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all of your shares will be voted. If you send in your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

/s/ Dino Dina, M.D.
Dino Dina, M.D.
Chief Executive Officer, President and Director
May 12, 2006
Berkeley, California

Mailed to Stockholders
on or about May 12, 2006
DYNAVAX TECHNOLOGIES CORPORATION
2929 Seventh Street, Suite 100
Berkeley, California 94710
PROXY STATEMENT
FOR 2006 ANNUAL MEETING OF STOCKHOLDERS
General Information
      This proxy statement is furnished to the stockholders of Dynavax Technologies Corporation, a Delaware corporation, in connection with the solicitation by our Board of Directors of proxies in the accompanying form for use in voting at the annual meeting of stockholders to be held on Wednesday, June 14, 2006, at 8:00 a.m., Pacific Time, at the company’s executive offices at 2929 Seventh Street, Suite 100, Berkeley, California, and any adjournment or postponement thereof. The shares represented by proxies received, properly marked, dated, executed and not revoked will be voted at the annual meeting.
      Our Internet Web site address is www.dynavax.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through our Web site as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. We will also provide the reports in paper form free of charge upon request. All materials filed by us with the Commission also can be obtained at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or through the Commission’s Web site at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.
Solicitation, Record Date and Voting Procedures
      The solicitation of proxies will be conducted by mail and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the annual meeting to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.
      The close of business on April 24, 2006 has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of and to vote at the annual meeting. As of the close of business on the record date, we had 30,495,215 shares of common stock outstanding and entitled to vote at the annual meeting. The presence at the annual meeting of a majority of these shares of our common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. An automated system administered by our transfer agent will tabulate votes cast by proxy and a representative of the transfer agent will act as inspector of elections to tabulate votes cast in person at the annual meeting. Each outstanding share of common stock on the record date is entitled to one vote on all matters.
      Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a “no” vote on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained.

      With respect to our proposal 1 of this proxy statement, the director nominees will be elected by a plurality of the votes of shares of our common stock represented and voted at the annual meeting, and abstentions and broker “non-votes” will have no effect on the outcome of the election of director nominees. With respect to proposal 2 of this proxy statement, the affirmative vote of a majority of shares of our common stock represented and voted at the annual meeting is required for approval. Abstentions will have the same effect as “no” votes on proposal 2, whereas broker “non-votes” will have no effect on such proposals.
The Proxy
      The persons named as proxyholders, Dino Dina, M.D. and Deborah A. Smeltzer, were selected by our Board of Directors and currently serve as named executive officers.
      All shares represented by each properly executed, unrevoked proxy received in time for the annual meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the common stock represented by the proxy will be voted as to the proposal for which no specification is given as follows: FOR the election of the director nominees named in this proxy statement; FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2006 fiscal year; and, with respect to any other matters that may come before the annual meeting, at the discretion of the proxyholders. We do not presently know of any other business to be conducted at the annual meeting.
Revocability of Proxy
      If the shares of common stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before the proxy card is voted by: (i) delivering to us (to the attention of our Secretary), at the address of our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the annual meeting and voting in person. If your shares are held in “street name,” you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the annual meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the annual meeting.

PROPOSAL ONE — ELECTION OF DIRECTORS
      Our bylaws authorize the number of directors to be not less than six or more than eleven. The number of directors on our Board of Directors is currently fixed at nine. As of March 31, 2006, eight seats on the board have been filled. The board is divided into three classes: Class I, Class II and Class III. Each director serves a three-year term. The board is currently composed of three Class I directors (Drs. Dina, Carson and Gilbert), whose terms will expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2007, three Class II directors (Mr. Leschly, Dr. Plotkin and Ms. Buc), whose terms will expire at the annual meeting of stockholders to be held in 2008, and two Class III directors (Dr. Oronsky and Mr. Janney), whose term will expire at this annual meeting. At each annual meeting of stockholders, directors will be elected for full terms of three years to succeed those directors whose terms are expiring.
      At this annual meeting, the stockholders will elect two Class III directors. Dr. Oronsky and Mr. Janney have been nominated to serve a three-year term, until the annual meeting of stockholders to be held in 2009, or until their successors are elected or appointed and qualified, or until their earlier resignation or removal. Our board has no reason to believe that either Dr. Oronsky or Mr. Janney will be unable or unwilling to serve as a nominee or as a director if elected.
Class III Director Nominees
      Daniel S. Janney has been a member of our Board of Directors since December 1996 and was from Chairman 1997 to February 2006. Since 1996, he has been a managing director of Alta Partners, a venture capital firm investing in information technologies and life science companies. Prior to joining Alta Partners, he was a Vice President at Montgomery Securities’ health care and biotechnology investment banking group from 1993 to 1996. Previously, Mr. Janney was an Associate at Bankers’ Trust Company in the leveraged buyout/private equity group. In addition to his position as our Chairman of the Board, Mr. Janney also sits on the boards of directors of CoTherix, Inc., Alba Therapeutics Corporation, Arete Therapeutics, Inc., DiscoveRx Corporation, Kemia, Inc., Opal Therapeutics, Inc., and Phenomix Corporation. In 1987 he received a B.A. in History from Georgetown University and in 1991, he received a M.B.A. from the Anderson School at the University of California, Los Angeles.
      Arnold L. Oronsky, Ph.D. has been a member of our Board of Directors since November 1996 and became Chairman in February 2006. Dr. Oronsky is a managing director with InterWest Partners, a venture capital firm. Prior to joining InterWest Partners in 1994, Dr. Oronsky was Vice President of Discovery Research for the Lederle Laboratories division of American Cyanamid, a pharmaceutical company. From 1973 until 1976, Dr. Oronsky was head of the inflammation, allergy and immunology research program at Ciba-Geigy Pharmaceutical Company. Dr. Oronsky also serves as a senior lecturer in the Department of Medicine at The Johns Hopkins Medical School. Dr. Oronsky has won numerous grants and awards and has published over 125 scientific articles. Dr. Oronsky serves on the boards of directors of Metabasis Therapeutics, Myogen, Inc., Aspreva Pharmaceuticals and Corgentech, Inc. He received his Ph.D. from Columbia University, College of Physicians and Surgeons and his A.B. from New York University.
Director Independence
      Our Board of Directors has determined that the director nominees, Mr. Janney and Dr. Oronsky, are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.
Required Vote
      The nominees will be elected by a plurality of the votes cast. Abstentions and broker non-votes are not counted toward the nominees’ total.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS
Executive Officers And Directors
      The following table sets forth certain information with respect to executive officers and directors as of March 31, 2006:

Name	Age	Position

Dino Dina, M.D.	59	President and Chief Executive Officer and Director
Robert L. Coffman, Ph.D.	59	Vice President and Chief Scientific Officer
Timothy G. Henn	48	Vice President, Finance & Administration and Chief Accounting Officer
Deborah A. Smeltzer	52	Vice President, Operations and Chief Financial Officer
Stephen F. Tuck, Ph.D.	44	Vice President, Biopharmaceutical Development
Gary A. Van Nest, Ph.D.	56	Vice President, Preclinical Research

Arnold L. Oronsky, Ph.D.(2)(3)	65	Chairman of the Board
Nancy L. Buc (1)	61	Director
Dennis Carson, M.D.	59	Director
Denise M. Gilbert, Ph.D.(2)	48	Director
Daniel S. Janney(1)(2)(3)	40	Director
Jan Leschly	65	Director
Stanley A. Plotkin, M.D.	73	Director

(1)	Member of the compensation committee

(2)	Member of the audit committee

(3)	Member of the nominating committee
      Dino Dina, M.D. has been our President and a member of our Board of Directors since May 1997 and our Chief Executive Officer since May 1998. From 1982 until he joined us in 1997, Dr. Dina was an employee of Chiron Corporation, a biopharmaceutical company. At Chiron, Dr. Dina held a series of positions with increasing responsibility. He ultimately served as president of Chiron Vaccines (formerly Biocine Company), which he directed from its inception in 1987. Under Dr. Dina’s direction, Chiron Vaccines received the first-ever approval of an adjuvanted influenza vaccine in Italy, successfully completed development of the first genetically engineered pertussis vaccine, and conducted clinical trials for vaccines to prevent HIV, herpes simplex type II, cytomegalovirus and hepatitis B infections. The virology group he directed was responsible for several key scientific findings, including the discovery, cloning and sequencing of the hepatitis C virus, and the cloning and sequencing of the viral genomes for HIV and hepatitis A viruses. Prior to joining Chiron, Dr. Dina was employed at Albert Einstein College of Medicine in Bronx, New York, as an assistant professor of genetics from 1977 to 1982. He received his M.D. from the University of Genova Medical School in Italy.
      Robert L. Coffman, Ph.D. has been our Vice President and Chief Scientific Officer since December 2000. Dr. Coffman joined us from the DNAX Research Institute where he had been since 1981, most recently as Distinguished Research Fellow. Prior to that, he was a postdoctoral fellow at Stanford University Medical School. Dr. Coffman has made fundamental discoveries about the regulation of immune responses in allergic and infectious diseases. He shared the William S. Coley Award for Research in Immunology for discovery of the Th1 and Th2 subsets of T lymphocytes, the cells that control most immune responses. Dr. Coffman was elected to the National Academy of Sciences in April 2005. He received his Ph.D. from the University of California, San Diego and his A.B. from Indiana University.
      Timothy G. Henn has been our Vice President, Finance & Administration since August 2004 and was appointed Chief Accounting Officer in January 2005. Prior to Dynavax, Mr. Henn was at Incyte Corporation, where he was most recently Senior Vice President, Finance and Corporate Controller, having responsibility for company wide accounting, financial planning, and purchasing. He brings over 20 years of experience in accounting and finance, and has been instrumental in numerous strategic, financial and operational activities. Mr. Henn received his M.B.A. from Golden Gate University and his B.S. in accounting from the University of Illinois.
      Deborah A. Smeltzer joined us in January 2005 as Vice President, Operations and Chief Financial Officer. Previously she was with Applied Biosystems from 1999 through 2004, where she served most recently as Vice President and General Manager of the company’s genetic analysis business. She previously served as Vice President and General Manager of the company’s knowledge business and Vice President, Finance for the organization with responsibility for business development. Prior to Applied Biosystems, Ms. Smeltzer served as Chief Financial Officer and Vice President for Genset SA, a Paris-based global genomics company, from 1996 to 1999. Ms. Smeltzer brings to Dynavax more than 20 years of operating, business, and financial management experience, including venture capital, investment banking, academic research, and quality assurance. She holds a B.S. in biological sciences and an M.S. in medical microbiology from the University of California, Irvine, and an M.B.A. from Stanford University Graduate School of Business.
      Stephen F. Tuck, Ph.D. has been our Vice President, Biopharmaceutical Development since November 2000 and previously served as our Senior Director of Biopharmaceutical Development since joining us in November 1997. From 1992 until he joined us in 1997, Dr. Tuck was employed by Chiron Corporation, where he had served in various capacities in the Technical Affairs and Process Development departments. At Chiron, Dr. Tuck was involved in the development of Fluad®, a novel adjuvanted influenza vaccine, various subunit vaccines, adjuvants and protein therapeutics. Prior to joining Chiron, Dr. Tuck was a post-doctoral fellow at Johns Hopkins University School of Medicine and the University of California, San Francisco. He has over 15 years of experience in pharmaceutical chemistry. Dr. Tuck received his Ph.D. and B.Sc. from Imperial College, University of London.
      Gary A. Van Nest, Ph.D. has been our Vice President, Preclinical Research since November 2000 and previously served as our Senior Director of Preclinical Research since joining us in November 1997. From 1982 until he joined us in 1997, Dr. Van Nest was employed by Chiron Corporation, where he served in several positions of increasing responsibility culminating in a position as Acting Head of Vaccine Research. At Chiron, Dr. Van Nest directed the development of novel adjuvants and delivery vehicles for subunit vaccines for herpes, HIV, influenza, hepatitis B virus, hepatitis C virus and cytomegalovirus. Dr. Van Nest has authored over 40 publications. He received his Ph.D. in biochemistry from the University of Arizona and his B.A. from the University of California, Riverside.
      Arnold L. Oronsky, Ph.D. See the description provided in the section entitled “Class III Director Nominees.”
      Nancy L. Buc was appointed to our Board of Directors in November 2005. Ms. Buc is a partner in the Washington, D.C. law firm Buc & Beardsley, and has had a long and distinguished legal career with a strong focus on healthcare policy and government service. Ms. Buc formerly served as Chief Counsel for the U.S. Food and Drug Administration. During an earlier period of government service, she served successively as Attorney-Advisor to the Chairman of the Federal Trade Commission (FTC) and Assistant Director of the FTC’s Bureau of Consumer Protection. Ms. Buc has served as a member of several major government panels, including the National Institutes of Health (NIH) Recombinant DNA Advisory Committee, the NIH Consensus Panel on Effective Medical Treatment of Heroin Addiction, and the Office of Technology Assessment’s Advisory Panels on Government Policies and Pharmaceutical Research and Development, and New Developments in Biotechnology. She was also a member of the Institute of Medicine’s committees on Contraceptive Research and Development and NIDA Medications Development. She is also a member of the Food and Drug Law Institute’s Board of Directors. She received her Bachelor of Arts degree from Brown University and her Bachelor of Law degree from the University of Virginia, and was awarded an honorary doctor of laws degree from Brown University. She has served as both a trustee and a fellow on the Brown University Corporation, Brown’s governing body. She is a director of the National Partnership for Women and Families.
      Dennis Carson, M.D. has been a member of our Board of Directors since December 1997. Dr. Carson is a noted researcher in the fields of autoimmune and immunodeficiency diseases and is co-discoverer with

Dr. Eyal Raz of the immunostimulatory sequences that form the basis of our technology. He has played key roles in the founding of Vical, Inc., a gene therapy company, IDEC Pharmaceuticals, a biopharmaceutical company, and Triangle Pharmaceuticals. Dr. Carson is director of the Rebecca and John Moores Cancer Center at the University of California, San Diego and has been a professor in the Department of Medicine at the University of California, San Diego since 1990. He received his M.D. from Columbia University and his B.A. from Haverford College.
      Denise M. Gilbert, Ph.D. was appointed to our Board of Directors in March 2004. Dr. Gilbert is currently an independent consultant and strategic advisor to life science companies. From 2001 to 2002, she served as Chief Executive Officer of Entigen Corporation, a private life science information technology company. From 1995 to 1999, Dr. Gilbert served as Chief Financial Officer and Executive Vice President of Incyte Pharmaceuticals (now Incyte Corporation), and from 1993 to 1995 she was Chief Financial Officer and Executive Vice President of Affymax. From 1986 through 1993 Dr. Gilbert was a Managing Director and senior biotechnology analyst at Smith Barney Harris & Upham and Vice President and biotechnology analyst at Montgomery Securities. Dr. Gilbert is also a director of Connetics Corporation. Dr. Gilbert holds a B.S. from Cornell University and a Ph.D. in Cell and Developmental Biology from Harvard University.
      Daniel S. Janney. See the description provided in the section entitled “Class III Director Nominees.”
      Jan Leschly has been a member of our Board of Directors since 2004. Mr. Leschly is the founder and Chairman of Care Capital LLC, an investment firm established in 2000, which focuses on late-stage pharmaceutical development companies. Prior to establishing Care Capital, Mr. Leschly was Chief Executive Officer of SmithKline Beecham PLC from 1994 to 2000. He joined SmithKline Beecham as Chairman of the Worldwide Pharmaceutical operation in 1990 and was elected to the Board of Directors in 1990. Before joining SmithKline Beecham, Mr. Leschly served as President and Chief Operating Officer of Squibb Corporation. He joined Squibb in 1979 as Vice President, Commercial Development and in 1984 he was elected Group Vice President and a member of the Board of Directors with responsibility for the Worldwide Pharmaceuticals Products Group. Prior to this, he worked for seven years with Novo Nordisk, where he served as Executive Vice President and President of the Pharmaceutical Division. Mr. Leschly is a member of the boards of directors of the American Express Company and the Maersk Group. He serves on the International Advisory Board of DaimlerChrysler AG and on the Dean’s Advisory Council of Emory University Goizueta Business School. Before his business career, Mr. Leschly made his name in professional tennis, ranking 10th in the world in 1967. Born in Denmark, Mr. Leschly received his M.S. in pharmacy from the Copenhagen College of Pharmacy and a B.S. in business administration from the Copenhagen School of Economics and Business Administration.
      Stanley A. Plotkin, M.D. was appointed to our Board of Directors in August 2005. Dr. Plotkin is Emeritus Professor of the University of Pennsylvania and Executive Advisor to Sanofi Pasteur. Until 1991, he was Professor of Pediatrics and Microbiology at the University of Pennsylvania, and Professor of Virology at the Wistar Institute and at the same time, Director of Infectious Diseases and Senior Physician at the Children’s Hospital of Philadelphia. In 1991, Dr. Plotkin left the University to join the vaccine manufacturer, Pasteur-Mérieux-Connaught (today, Sanofi Pasteur), where for seven years he was Medical and Scientific Director, based at Marnes-la-Coquette, outside Paris. Dr. Plotkin’s career included internship at Cleveland Metropolitan General Hospital, residency in pediatrics at the Children’s Hospital of Philadelphia and the Hospital for Sick Children in London and three years in the Epidemic Intelligence Service of the Centers for Disease Control of the U.S. Public Health Service. He has been chairman of the Infectious Diseases Committee and the AIDS Task Force of the American Academy of Pediatrics, liaison member of the Advisory Committee on Immunization Practices and Chairman of the Microbiology and Infectious Diseases Research Committee of the National Institutes of Health.
Director Independence
      Our Board of Directors has determined that all non-employee directors of the board, consisting of Messrs. Janney and Leschly, Ms. Buc, and Drs. Carson, Gilbert, Oronsky, and Plotkin are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. In

making this determination, our Board of Directors considered transactions and relationships between each director or his or her immediate family and the company and our subsidiaries, including those reported in the section below captioned, “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, our board affirmatively determined, based on its understanding of such transactions and relationships, that all of our non-employee directors are independent of the company and, therefore, a majority of the members of our board is independent, under the standards set forth by the Nasdaq rules.
Compensation Committee Interlocks
      No member of our compensation committee serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.
Relationships Among Directors or Executive Officers
      There are no family relationships among any of our directors or executive officers.
Meetings and Committees of the Board of Directors
      During 2005, our Board of Directors met 10 times in meetings or telephonically. Dr. Plotkin attended fewer than 75% of the Board of Director meetings held in 2005 following his appointment to the board. The Company held several special meetings by teleconference to discuss the results of clinical trials and financing opportunities. The Company as a matter of practice attempts to contact directors unable to attend meetings scheduled on short notice to brief them on the content and ensure their input on key decisions is received and considered at such meetings.
      It is the policy of our board to encourage members of the board to attend the annual stockholder’s meetings and it is the policy of our board that at the conclusion of each meeting of the board that the independent directors shall meet separately with no members of management present, and that the Chairman of our nominating committee shall act as the chair of such meetings of the independent directors.
     Compensation Committee
      The compensation committee held 4 meetings in 2005. The compensation committee currently consists of Mr. Janney and Ms. Buc, with Ms. Buc serving as the chair. Mr. Louis C. Bock, the former Chairman of the Compensation Committee, resigned from our Board of Directors on August 19, 2005. Our Board of Directors has determined that all current members of the compensation committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. The committee’s functions are to establish and apply our compensation policies with respect to our executive officers. Additional duties and powers of the compensation committee are set forth in its charter, which was adopted and approved in November 2003 and a copy of which is available on our website at http://www.dynavax.com.
     Audit Committee
      The audit committee held 8 meetings in 2005. The audit committee currently consists of Drs. Gilbert and Oronsky and Mr. Janney, with Dr. Gilbert serving as the chair. The audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm, and for approving the audit and non-audit services performed by our independent registered public accounting firm. In addition, the audit committee is responsible for reviewing and evaluating our accounting principles and our system of internal accounting controls, and the development, evaluation and monitoring of our corporate governance processes and principles. The committee also is responsible for developing, implementing and monitoring compliance of our code of business conduct and ethics and making recommendations to the board of revisions to the code from time to time as appropriate. The audit committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Additional duties and powers of the audit committee are set forth in its amended and restated charter, which was adopted and approved in April 2004, a copy of which is available on our website at http://www.dynavax.com.
      After considering transactions and relationships between each member of the audit committee or his immediate family and the company and our subsidiaries and reviewing the qualifications of the members of the audit committee, our Board of Directors has determined that all current members of the audit committee are (1) “independent” as that term is defined in Section 10A of the Exchange Act; (2) “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers; and (3) financially literate and have the requisite financial sophistication as required by the Nasdaq rules applicable to issuers listed on the Nasdaq National Market. Furthermore, our Board of Directors has determined that Dr. Gilbert qualifies as an audit committee financial expert, as defined by the applicable rules of the Exchange Act, based on, among other things, Dr. Gilbert’s experience of having served as chief financial officer of two public biotech companies, and that in those capacities she has acquired the relevant experience and expertise and has the attributes set forth in the applicable rules as being required for an audit committee financial expert.
     Nominating Committee
      The nominating committee held 1 meeting in 2005. The nominating committee consists of Mr. Janney and Dr. Oronsky, with Dr. Oronsky serving as the chair. Our Board of Directors has determined that all current members of the nominating committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. The nominating committee is to assist the board in all matters relating to the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the board and committees of the board. Additional duties and powers of the nominating committee are set forth in its charter, which was adopted and approved in February 2004, a copy of which is available on our website at http://www.dynavax.com.
Qualifications of Directors
      Our Board of Directors has not established any special qualifications or any minimum criteria for director nominees. In considering candidates for the board, the nominating committee will consider the entirety of each candidate’s credentials. However, as specified in the charter for the nominating committee, the nominating committee shall consider certain qualifications such as the nominee’s personal and professional integrity, ability, judgment, broad experience in business, finance or administration, familiarity with our industry, ability to serve the long-term interests of our stockholders and sufficient time available to devote to our affairs. The nominating committee will also use its best efforts to seek to ensure that the composition of our Board of Directors at all times adheres to the independence requirements applicable to companies listed on the Nasdaq National Market, as well as other regulatory requirements applicable to us.
Director Nomination Process
      We do not have a formal director nomination process.
     Continuing Directors
      Generally, the nominating committee identifies nominees by first evaluating the current members of the board willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. The nominating committee will balance the value of continuity of service by existing members of the board with that of obtaining a new perspective.

     New Directors
      Generally, once a need to add a new board member is identified, the nominating committee will initiate a search by working with staff support, seeking input from board members and senior management and hiring a consultant or search firm, if necessary. After a slate of possible candidates is identified, members of the nominating committee, other members of the board and senior management have the opportunity to interview the prospective candidate(s). The remaining members of the board who do not interview the prospective candidate(s) are kept informed of the progress. The nominating committee ultimately recommends the best candidate(s) the committee members determine after the selection process for approval by the full board.
Compensation of Directors
     Compensation in 2005
      On April 14, 2005, we adopted a Compensation Plan (the “Plan”) for our board of directors. The purpose of the Plan is to enhance our ability to attract and retain directors through an option and cash compensation program that is commensurate with current industry practices. Dr. Dina, who is our only employee director, does not participate in the Plan and receives no compensation for his service on the board. Under the Plan, each of our non-employee directors receives the following compensation:
      Cash Compensation. The Plan provides that each director and the chair of the board will receive an annual retainer and additional cash compensation for each board meeting attended in person or by telephone. In addition, the Plan provides that the chair of the audit committee, compensation committee and nominating committee will each receive an annual retainer. Directors attending committee meetings will receive additional cash compensation for each committee meeting attended in person or by telephone.
      Equity Compensation. The Plan provides that each director and the chair of the board receive a non-qualified stock option to purchase shares of common stock on April 14, 2005. These options vest and become exercisable in four equal installments on each anniversary of the grant date. The exercise price per share of these options is equal to the fair market value of our common stock on the date of grant. In addition, upon the date of each annual stockholders’ meeting (beginning with the 2006 meeting), each non-employee director and the chair of the board who has been a member of our Board of Directors prior to the date of the stockholders’ meeting will receive a subsequent grant of options to acquire shares of our common stock, pro-rated from the non-employee director’s election date. These options will vest and become exercisable in full on the first anniversary of the grant date.
      2005 cash and equity compensation are summarized in the table below:

						Initial	Annual
	Annual		Compensation	Audit	Nominating	Option	Option
	Retainer	Board	Committee	Committee	Committee	Grant	Grant

Directors (1)	$20,000					20,000	10,000
Chairman of the Board	$30,000					30,000	10,000
Compensation committee chair	$6,000
Audit committee chair	$15,000
Nominating committee chair	$3,000
In-person meetings		$2,000	$1,000	$1,500	$1,000
Telephonic meetings		$500	$500	$500	$500

(1)	Also effective on April 14, 2005, each director then currently on the board who received an initial grant to purchase less than 20,000 shares of common stock upon election or appointment to the board, received a grant for the difference so that said board member’s initial grant equals 20,000 shares.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Copies of these reports are also required to be delivered to us.
      We believe, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons, that during the fiscal year ended December 31, 2005, all Reporting Persons complied with all applicable filing requirements.
Communications with the Board
      Our Board of Directors believes that full and open communication between stockholders and members of our board is in our best interests and the best interests of our stockholders. Stockholders can contact any director or committee of the board by writing to our Secretary, c/o Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710. The Secretary will determine the extent to which such stockholder communications should be disseminated to other members of the board and what response, if any, should be made to such communications. Comments or complaints relating to our accounting, internal accounting controls or auditing matters may be referred directly to our audit committee by writing to the Chairman of the audit committee, c/o Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710.
Stockholder Proposals
      The Company will consider stockholder proposals properly submitted to us, and the nominating committee will consider recommendations of qualified director nominee(s), in accordance with the procedures set forth below. In order to have a proposal considered for the 2007 annual meeting, a stockholder must submit its proposal and other relevant information in writing to the attention of our Secretary at our principal executive offices no earlier than March 16, 2007 and no later than April 15, 2007. The stockholder must submit the following relevant information: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on our books, of the stockholder proposing such business; (3) the class and number of shares of our common stock which are beneficially owned by the stockholder; (4) any material interest of the stockholder in such business; and (5) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in the stockholder’s capacity as a proponent to the proposal.
      With respect to recommendations of director nominee(s), the stockholder must submit the following relevant information in writing to the attention of our Secretary at its principal executive offices no earlier than March 16, 2007 and no later than April 15, 2007: (1) the name, age, business and residence address of the prospective candidate; (2) the principal occupation or employment of the prospective candidate (3) the class and number of shares of our common stock, if any, which are beneficially owned by the prospective candidate; (4) the name and address, as they appear on our books, of the stockholder making the recommendation; (5) the class and number of shares of our common stock which are beneficially owned by the stockholder making the recommendation; and (6) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act. Once the nominating committee receives the stockholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the nominating committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated.
      The nominating committee will not evaluate candidates differently based on who has made the proposal. The committee will consider candidates for the board from any reasonable source, including stockholder recommendations. No consultants or search firms were used for the slate of director nominees at this annual meeting since all directors nominated are for re-election, and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year associated with the directors nominated.

      Greater detail about the submission process for stockholder proposals are set forth in our bylaws, a copy of which may be obtained by making a written request to our Secretary at the address of our principal executive offices.
      We have not received a director nominee recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.
Code of Business Conduct and Ethics
      Our Board of Directors adopted a code of business conduct and ethics in December 2003 and adopted revisions to the code in April 2005. The code satisfies the requirements under the Sarbanes-Oxley Act of 2002, as well as Nasdaq rules applicable to issuers listed on the Nasdaq National Market. The code, among other things, addresses issues relating to conflicts of interests, including internal reporting of violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the code is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. Any waivers to the code with respect to our executive officers and directors may be granted only by the audit committee. Any waivers to the code with respect to the remainder of the employees may be granted by the corporate compliance officer, which is currently our Chief Financial Officer. Any waivers to the code and any amendments to the code applicable to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller or persons performing similar functions, will be posted on our web site. There have been no waivers to the code as of March 31, 2006. Our audit committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of March 31, 2006, by (i) each stockholder known to us to own beneficially more than 5% of our common stock; (ii) each of our directors; (iii) our Chief Executive Officer and each of our four other most highly compensated executive officers whose total salary and bonus exceeded $100,000 during the year ended December 31, 2005 (collectively, the “Named Executive Officers”); and (iv) all of our directors and executive officers as a group.

	Number of Shares	Percentage of Shares
Name and Address of Beneficial Owner (1)	Beneficially Owned (2)	Beneficially Owned (3)

5% Stockholders
Federated Investors, Inc. (4)	6,606,300	21.66%
Federated Investors Tower, 1001 Liberty Avenue
Pittsburgh, PA 15222-3779
Entities Affiliated with Deerfield Capital, L.P. (5)	3,587,514	11.76%
780 Third Avenue, 37th Floor
New York, New York 10017
Sanderling Venture Partners IV, L.P. (6)	2,071,724	6.79%
2730 Sand Hill Road, Suite 200
Menlo Park, CA 94025-7067
Named Executive Officers and Directors
Dino Dina, M.D. (7)	943,876	3.03%
Robert L. Coffman, Ph.D. (8)	120,997	*
Daniel Levitt, M.D., Ph.D. (9)	166,665	*
Deborah A. Smeltzer (10)	91,665	*
Stephen F. Tuck, Ph.D. (11)	153,331	*
Gary A. Van Nest, Ph.D. (12)	151,665	*
Arnold L. Oronsky, Ph.D. (13)	1,180,986	3.87%
Nancy L. Buc	1,000	*
Dennis Carson, M.D. (14)	365,119	1.20%
Denise M. Gilbert, Ph.D. (15)	8,000	*
Daniel S. Janney (16)	23,022	*
Jan Leschly (17)	1,311,633	4.30%
Stanley A. Plotkin, M.D.	—	*
All named executive officers and directors as a group — 13 persons	4,517,959	14.25%

*	Less than 1%

(1)	Except as otherwise indicated, the address of each of the executive officers and directors is c/o Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710.

(2)	To our knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Shares of our common stock, subject to options currently exercisable or that will become exercisable within 60 days after March 31, 2006 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Applicable percentages are based on 30,495,215 shares of our common stock outstanding as of March 31, 2006, adjusted as required by the rules of the Securities and Exchange Commission.

(4)	Based on a Schedule 13G/ A filed by Federated Investors, Inc. on February 14, 2006 with the Securities and Exchange Commission.

(5)	Based on a Schedule 13G/ A filed on February 8, 2006 by entities affiliated with Deerfield Capital L.P., as supplemented by a Form 4 filed on April 5, 2006, with the Securities and Exchange Commission. Represents 1,181,667 shares held by Deerfield Partners, L.P., 298,661 shares held by Deerfield Special Situations Fund, L.P., 1,554,882 shares held by Deerfield International Limited, and 552,304 shares held by Deerfield Special Situations International Limited.

(6)	Represents 518,227 shares held by Sanderling Venture Partners IV L.P., 402,863 shares held by Sanderling Venture Partners V Co-Investment Fund L.P., 244,242 shares held by Sanderling V Biomedical Co-investment Fund L.P., 213,659 shares held by Sanderling IV Biomedical Co-investment Fund L.P., 202,174 shares held by Sanderling IV Limited Partnership, 201,742 shares held by Sanderling IV Biomedical L.P., 106,829 shares held by Sanderling Venture Partners IV Co-Investment Fund L.P., 65,877 shares held by Sanderling V Limited Partnership, 58,617 shares held by Sanderling V Beteiligungs Gmbh & Co Kg, and 57,494 shares held by Sanderling (Feri Trust) Venture Partners IV L.P.

(7)	Includes 312,214 shares held by the Dino Dina 1999 Revocable Trust, of which Dr. Dina is trustee, 3,333 shares held by the Stefania Dina Irrevocable Trust, created by Declaration of Trust dated March 2, 2000, of which Dr. Dina is trustee, 3,333 shares held by the Francesco Dina Irrevocable Trust, created by Declaration of Trust dated March 2, 2000, of which Dr. Dina is trustee and 8,333 shares held by the Jordan Moncharmont Irrevocable Trust, created by Declaration of Trust dated March 2, 2000, of which Dr. Dina is trustee. Also includes options to purchase 616,663 shares of common stock exercisable within 60 days of March 31, 2006.

(8)	Includes options to purchase 80,553 shares of common stock exercisable within 60 days of March 31, 2006.

(9)	Includes options to purchase 149,999 shares of common stock exercisable within 60 days of March 31, 2006. Dr. Levitt resigned from the Company effective April 2006.

(10)	Includes options to purchase 91,665 shares of common stock exercisable within 60 days of March 31, 2006.

(11)	Includes options to purchase 119,998 shares of common stock exercisable within 60 days of March 31, 2006.

(12)	Includes options to purchase 111,665 shares of common stock exercisable within 60 days of March 31, 2006.

(13)	Includes (i) options to purchase 5,000 shares of common stock exercisable within 60 days of March 31, 2006 and (ii) 1,168,646 shares held by InterWest Partners V L.P. and 7,340 shares held by InterWest Investors V. Mr. Oronsky is a general partner of the general partner of InterWest Partners V L.P. and disclaims beneficial ownership of the shares held by InterWest Partners V L.P. except to the extent of his pecuniary interest therein. Mr. Oronsky has no beneficial ownership of shares held by InterWest Investors V.

(14)	Includes options to purchase 5,000 shares of common stock exercisable within 60 days of March 31, 2006.

(15)	Includes options to purchase 8,000 shares of common stock exercisable within 60 days of March 31, 2006.

(16)	Includes options to purchase 7,500 shares of common stock exercisable within 60 days of March 31, 2006.

(17)	Includes (i) options to purchase 5,000 shares of common stock exercisable within 60 days of March 31, 2006, and (ii) 1,306,633 shares held by Care Capital LLC, an investment firm where Mr. Leschly is Chairman, and other entities affiliated with Care Capital. Mr. Leschly disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Compensation
      The following table sets forth information concerning compensation awarded by us during the fiscal years ended December 31, 2005, 2004 and 2003 to our Chief Executive Officer and each of our four most highly compensated executive officers whose total salary, bonus and other compensation exceeded $100,000 during the fiscal year ended December 31, 2005, whom we refer to in this proxy statement as named executive officers. In accordance with the rules of the Securities and Exchange Commission, or the SEC, the compensation described in this table does not include perquisites and other personal benefits received by the executive officers named in the table below that do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for these named executive officers.
Summary Compensation Table

				Long-Term
				Compensation
				Awards

		Annual Compensation		Securities
				Underlying
Name and Principal Position	Year	Salary	Bonus (1)	Options

Dino Dina, M.D.	2005	$338,000	$162,240	50,000
President and Chief Executive Officer and Director	2004	325,000	130,000	—
	2003	300,000	120,000	400,000
Robert Coffman, Ph.D.	2005	$250,000	$112,000	75,000
Vice President and Chief Scientific Officer	2004	240,000	96,000	—
	2003	218,500	65,550	66,667
Deborah A. Smeltzer (2)	2005	$258,167	$166,480	225,000
Vice President, Operations and Chief Financial Officer	2004	—		—
	2003	—	—	—
Daniel Levitt, M.D., Ph.D. (3)	2005	$260,000	$109,200	50,000
Vice President and Chief Medical Officer	2004	250,000	100,000	—
	2003	104,166	—	149,999
Stephen F. Tuck, Ph.D.	2005	$220,000	$99,000	50,000
Vice President, Biopharmaceutical Development	2004	212,500	85,000	—
	2003	192,600	57,780	70,000
Gary A. Van Nest, Ph.D.	2005	$220,000	$99,000	25,000
Vice President, Preclinical Research	2004	212,500	63,750	—
	2003	192,600	57,780	70,000

(1)	Represents bonuses earned for each of the fiscal years reported, although amounts may have been paid in the subsequent fiscal year.

(2)	Ms. Smeltzer began her employment with us in January 2005.

(3)	Dr. Levitt began his employment with us in August 2003 and resigned effective April 2006.
Option Grants
      The following table sets forth information concerning grants of stock options to each named executive officer during the fiscal year ended December 31, 2005. All of these options were granted under our 2004 stock incentive plan, at an exercise price equal to the fair value of our common stock on the date of grant, as determined by our Board of Directors. Generally, each option vests over a period of four years.
Option Grants in Last Fiscal Year

		Number of Securities
Name	Grant Date	Underlying Options Granted	Exercise Price	Total Market Value	Expiration Date

Dino Dina, M.D.	1/20/2005	50,000	$7.49	$374,500	1/19/2015
Robert Coffman, Ph.D.	1/20/2005	75,000	$7.49	$561,750	1/19/2015
Deborah A. Smeltzer	1/4/2005	225,000	$7.32	$1,647,000	1/3/2015
Daniel Levitt, M.D., Ph.D. (1)	1/20/2005	50,000	$7.49	$374,500	1/19/2015
Stephen F. Tuck, Ph.D.	1/20/2005	50,000	$7.49	$374,500	1/19/2015
Gary A. Van Nest, Ph.D.	1/20/2005	25,000	$7.49	$187,250	1/19/2015

(1)	Dr. Levitt terminated employment effective April 2006.
Option Exercises
      The following table sets forth information concerning shares acquired on exercise during the last fiscal year and exercisable and unexercisable stock options (granted under our 2004 stock incentive plan and 1997 equity incentive plan) held by each named executive officer at the last fiscal year-end. The value of unexercised in-the-money options is based on the fair market value per share as of December 31, 2005 of $4.21, less the per share exercise price, multiplied by the number of shares acquired on exercise and the number of shares underlying the options. Options granted under our 2004 stock incentive plan are exercisable in accordance with their vesting schedule. Options granted under our 1997 equity incentive plan, as amended, are exercisable immediately and subject to a repurchase option in favor of the company in respect of shares that are unvested upon termination of the optionee’s employment, at the per share exercise price. As of December 31, 2005, none of the options exercised by our named executive officers were subject to repurchase.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

		Aggregate Option		Number of Securities
		Exercises in 2005		Underlying Unexercised		Value of Unexercised In-
				Options at		the-Money Options at
	Options	Shares		December 31, 2005		December 31, 2005
	Outstanding at	Acquired on	Value
Name	December 31, 2005	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Dino Dina, M.D.	649,997	—	—	611,455	38,542	$725,996	—
Robert Coffman, Ph.D.	130,555	—	—	72,742	57,813	$150,554	—
Daniel Levitt, M.D., Ph.D. (1)	183,333	—	—	144,791	38,542	$361,332	—
Deborah A. Smeltzer	225,000	—	—	25,000	200,000	—	—
Stephen F. Tuck, Ph.D.	153,332	—	—	114,790	38,542	$200,032	—
Gary A. Van Nest, Ph.D.	128,332	—	—	109,061	19,271	$200,032	—

(1)	Dr. Levitt terminated employment effective April 2006.
Management Continuity and Severance Agreements
      In 2003, we entered into management continuity and severance agreements with Dr. Dino Dina, President and Chief Executive Officer, Robert L. Coffman, Ph.D., Vice President and Chief Scientific Officer, Dr. Daniel Levitt, M.D., Ph.D., Vice President and Chief Medical Officer, Stephen F. Tuck, Ph.D., Vice President of Biopharmaceutical Development and Gary A. Van Nest, Ph.D., Vice President of Preclinical Research. In 2004, we entered into a management continuity and severance agreement with Timothy G. Henn, Vice President, Finance and Administration. In 2005, we entered into a management continuity and severance agreement with Deborah A. Smeltzer, Vice President, Operations and Chief Financial Officer.
      Under Dr. Dina’s management continuity and severance agreement, if he is terminated without cause or is otherwise terminated involuntarily, he is entitled to a severance payment equal to 12 months salary, paid over 12 months in accordance with our payroll practices, 12 months of paid COBRA continuation coverage and an additional 12 months vesting of his options to purchase our stock. In the event of death or disability, the agreement provides that the exercise period of all vested options will be extended to 12 months from the date of termination due to such death or disability. In addition, under the agreement, we agreed to accelerate the vesting of any stock options held by Dr. Dina by two years as of and upon a change in control of our company if he either accepts a position with the successor company or is not offered an executive position with the successor company. If Mr. Dina is terminated within 24 months following such a change in control he is also entitled to an additional severance payment equal to 12 months of his base salary, paid over 12 months in accordance with our payroll practices, plus his target incentive bonus and an additional 12 months of paid COBRA continuation coverage.
      Under the other management continuity and severance agreements, if any of the other named executive officers are terminated without cause or are otherwise terminated involuntarily, they are entitled to a severance payment equal to 6 months salary, paid over 6 months in accordance with our payroll practices, 6 months of paid COBRA continuation coverage and an additional 6 months vesting of their options to purchase our stock. In the event of death or disability, the agreements provide that the exercise period of all vested options will be extended to 12 months from the date of termination due to such death or disability. In addition, under the management continuity and severance agreements, we agreed to accelerate the vesting of any stock options held by any executive officer as of and upon a change in control of our company by two years if the executive officer either accepts a position with the successor company or is not offered an executive position with the successor company. If the executive officer is terminated within 24 months following such a change in control the executive officer is also entitled to an additional severance payment equal to 12 months of the executive officer’s base salary, paid over 6 months in accordance with our payroll practices, plus target incentive bonus and an additional 12 months of paid continued COBRA continuation coverage.
Employee Benefit Plans

1997 Equity Incentive Plan
      The 1997 equity incentive plan was approved by our Board of Directors and our shareholders in January 1997. As of March 31, 2006, we had a total of 1,530,465 shares of common stock reserved for issuance under the 1997 plan.
      Under the 1997 plan, the board was able to grant incentive stock options to employees, including officers and employee directors. Non-qualified stock options, stock bonuses and restricted stock may be granted to employees, directors, and consultants. The Board of Directors or a committee designated by the board administers our 1997 plan, including selecting the persons eligible under our 1997 plan that were granted awards under our 1997 plan, determining the number of shares to be subject to each award, determining the exercise price of each award and determining the vesting and exercise periods of each award. The exercise price of all incentive stock options granted under our 1997 plan must be at least equal to the fair value of the common stock on the date of grant. The exercise price of all non-qualified stock options granted under our 1997 plan shall be determined by the board, but in no event may be less than 85% of the fair value on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all our classes of stock, the exercise price of any incentive stock option or nonstatutory stock option granted must equal at least 110% of the fair value on the grant date and the maximum term of any these options must not exceed five years. The maximum term of an incentive stock option or nonstatutory stock option granted to any participant who does not own stock possessing more than 10% of the voting power of all our classes of stock must not exceed ten years. The purchase price of restricted stock issued under our 1997 plan shall be determined by the board, but in no event may be less than 85% of the fair market value on the date of issuance. With respect to any participant who owns stock possessing more than 10% of the voting power of all our classes of stock, the purchase price of restricted stock must equal at least 100% of the fair market value on the date of issuance. The board may grant stock bonuses under our 1997 plan in consideration for past services rendered to the company or for its benefit.

      If an optionee’s status as an employee, director or consultant terminates for any reason other than death or disability, the optionee may exercise their vested options within 90 days following the termination, or for such longer period specified in the option agreement. In the event the optionee dies while the optionee is an employee, director or consultant of our company, the options vested as of the date of death may be exercised prior to the earlier of their expiration date or 18 months from the date of the optionee’s death, or for such longer period specified in the option agreement. In the event the optionee becomes disabled while the optionee is an employee, director or consultant of our company, the options vested as of the date of disability may be exercised prior to the earlier of their expiration date or 12 months from the date of the optionee’s disability, or for such longer period specified in the agreement.
      Restricted stock and stock bonuses granted under our 1997 plan may be subject to a repurchase option in our favor upon termination of the holder’s status as an employee, director or consultant. With respect to restricted stock or stock bonuses, if the holder’s status as an employee, director or consultant terminates for any reason, we may repurchase some or all of the unvested shares of restricted stock or stock bonuses from the holder within ninety days following termination of the holder’s employment or relationship as director or consultant, as applicable, or any longer period agreed to by us and the holder of the restricted stock or stock bonus. We may repurchase the unvested shares of restricted stock or stock bonus at a repurchase price equal to the original purchase price paid for the shares of restricted stock or the fair market value of the common stock at the time the stock bonus is granted.
      The type and maximum number of shares available under our 1997 plan, as well as the number and type of shares subject to, and per share exercise or purchase price of, outstanding awards under our 1997 plan will be appropriately adjusted in the event of certain corporate transactions affecting us which do not involve the receipt of consideration by the company.
      In the event of a corporate transaction where the acquiror assumes or replaces awards granted under the 1997 plan, awards issued under the 1997 plan will not be subject to accelerated vesting unless provided otherwise by agreement with the holder of the award. In the event of a corporate transaction where the acquiror does not assume or replace awards granted under the 1997 plan, outstanding awards will become fully vested and if applicable, exercisable, immediately prior to the consummation of the corporate transaction and will terminate upon consummation of the corporate transaction. However, awards that are assumed will automatically become fully vested and, if applicable, exercisable if the holder of the award is terminated by the acquiror without cause or terminates for good reason within 2 years after a corporate transaction.
      Under the 1997 plan, a corporate transaction is defined as:

•	a dissolution, liquidation or sale of all or substantially all of the assets of the company;

•	a merger or consolidation in which our company is not the surviving entity; or

•	a reverse merger in which the company is the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property.
      The 1997 plan will terminate automatically in 2007 unless terminated earlier by our Board of Directors. The Board of Directors has the authority to amend or terminate the 1997 plan, subject to stockholder approval of some amendments. However, no action may be taken which will adversely affect any option previously granted under the 1997 plan, without the optionee’s consent.
      Upon completion of our initial public offering in February 2004, we have made no further grants under our 1997 plan.
     2004 Stock Incentive Plan
      Upon completion of our initial public offering in February 2004, we adopted the 2004 stock incentive plan, which our stockholders approved prior to the completion of the public offering. We originally reserved 3,500,000 shares of our common stock for issuance under our stock incentive plan, subject to adjustment for any future stock split, stock dividend or other similar change in our common stock or our capital structure. As was commenced on the first business day of 2005, during the term of our 2004 stock incentive plan, the number of shares of stock reserved for issuance under the 2004 stock incentive plan (including issuance as incentive stock options) will be increased annually by a number equal to the lesser of (a) 2% of the total number of shares outstanding as of that date, (b) 400,000 shares, or (c) a lesser number of shares determined by the board. In 2005 and 2006, the Board of Directors reserved an additional 800,000 shares of stock for issuance under the 2004 stock incentive plan. As of March 31, 2006, we have 4,300,000 shares of stock reserved for issuance under the 2004 plan.
      Our 2004 stock incentive plan provides for the grant of stock options, restricted stock, stock appreciation rights, dividend equivalent rights, performance units and performance shares, collectively referred to as “awards.” Stock options granted under the 2004 stock incentive plan may be either incentive stock options intended to qualify under the provisions of Section 422 of the Internal Revenue Code, or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants.
      The Board of Directors or a committee designated by the board, referred to as the “plan administrator”, administers our 2004 stock incentive plan, including selecting the optionees, determining the number of shares to be subject to each award, determining the exercise or purchase price of each award and determining the vesting and exercise periods of each award.
      The exercise price of all incentive stock options granted under our 2004 stock incentive plan must be at least equal to 100% of the fair market value of the common stock on the date of grant. If, however, incentive stock options are granted to an employee who owns stock possessing more than 10% of the voting power of all classes of our stock or the stock of any parent or subsidiary of us, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of these incentive stock options must not exceed five years. The maximum term of an incentive stock option granted to any other participant must not exceed ten years. The plan administrator will determine the term and exercise or purchase price of all other awards granted under our 2004 stock incentive plan.
      Under the 2004 stock incentive plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable by will or by the laws of descent or distribution and to the extent and in the manner provided in the award agreement to the participant’s immediate family. The 2004 stock incentive plan permits the designation of beneficiaries by holders of awards, including incentive stock options.
      In the event a participant in our 2004 stock incentive plan terminates employment or is terminated by us without cause, any options that have become exercisable prior to the time of termination will remain exercisable for 90 days from the date of termination (unless a shorter or longer period of time is determined by the plan administrator upon grant of the option). In the event a participant in our 2004 stock incentive plan is terminated by us for cause, any options which have become exercisable prior to the time of termination will immediately terminate. If termination was caused by death or disability, any options which have become exercisable prior to the time of termination, will remain exercisable for twelve months from the date of termination (unless a shorter or longer period of time is determined by the plan administrator upon grant of the option). In no event may a participant exercise the option after the expiration date of the option.
      Awards granted under our 2004 stock incentive plan will automatically become fully vested immediately prior to the consummation of certain corporate events affecting the company if these awards are not assumed or replaced in connection with the corporate event. Awards that are assumed or replaced will not be accelerated. In addition, a grantee’s awards then outstanding will automatically become fully vested if the grantee is terminated without cause or terminates employment for good reason within twelve months after certain corporate events affecting the company.
      Unless terminated sooner, our 2004 stock incentive plan will automatically terminate in 2014. Our Board of Directors has authority to amend or terminate our 2004 stock incentive plan. No amendment or termination of the 2004 stock incentive plan shall adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, we shall obtain stockholder approval of any such amendment to the 2004 stock incentive plan in such a manner and to such a degree as required.
     2004 Non-Employee Director Option Plan
      Our 2004 non-employee director stock option program was adopted as part of the 2004 stock incentive plan and is subject to the terms and conditions of the 2004 stock incentive plan. The 2004 non-employee director stock option program is a discretionary program under the 2004 stock incentive plan and is not subject to stockholder approval. The purpose of the 2004 non-employee director stock option program will be to enhance our ability to attract and retain the best available non-employee directors, to provide them additional incentives and, therefore, to promote the success of our business.
      The 2004 non-employee director stock option program became effective in February 2004 and was amended as of April 14, 2005. Effective on April 14, 2005, each non-employee director and the chair of the board will receive a non-qualified stock option to purchase 20,000 and 30,000 shares of common stock, respectively. Each non-employee director currently on the board who received an initial grant to purchase less than 20,000 shares of common stock upon election or appointment to the board, shall receive a grant for the difference so that said board member’s initial grant equals 20,000 shares. These options vest and become exercisable in four equal installments on each anniversary of the grant date. The exercise price per share of these options is equal to the fair market value of our common stock on the date of grant. In addition, upon the date of each annual stockholders’ meeting (beginning with the 2006 meeting), each non-employee director and the chair of the board who has been a member of our Board of Directors prior to the date of the stockholders’ meeting will receive a subsequent grant of 10,000 options to acquire shares of our common stock, pro-rated from the non-employee director’s election date. These options will vest and become exercisable in full on the first anniversary of the grant date.
      The 2004 non-employee director stock option program is administered by the board or a committee designated by the board made up of two or more non-employee directors so that such awards would be exempt from Section 16(b) of the Exchange Act, the administrator is referred to as the “program administrator”. Subject to the foregoing terms, the program administrator shall determine the terms and conditions of awards, and construe and interpret the terms of the program and awards granted under the program. Non-employee directors may also be granted additional awards under the 2004 stock incentive plan, subject to the discretion of the administrator of our 2004 stock incentive plan.
      Unless terminated sooner, the 2004 non-employee director stock option program will terminate automatically in 2014 when the 2004 stock incentive plan terminates. Our Board of Directors has the authority to amend, suspend or terminate the 2004 non-employee director stock option program. No amendment or termination of the 2004 non-employee director stock option program shall adversely affect any rights under options already granted to a non-employee director unless agreed to by the affected non-employee director. Under current law, stockholder approval is not required for any amendment of the 2004 non-employee director stock option program.
     2004 Employee Stock Purchase Plan
      Upon completion of our initial public offering in February 2004, we adopted our 2004 employee stock purchase plan, which our stockholders approved prior to the completion of the initial public offering. Our 2004 employee stock purchase plan is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code. Our 2004 employee stock purchase plan provides our employees with an opportunity to purchase common stock through payroll deductions. An aggregate of 250,000 shares of common stock were originally reserved for issuance and is available for purchase under our 2004 employee stock purchase plan, subject to adjustment for a stock split, or any future stock dividend or other similar change in our common stock or our capital structure. As was commenced on the first business day of 2005, during the term of our 2004 employee stock purchase plan, the number of shares of stock reserved for issuance under the 2004 employee stock purchase plan will be increased annually by a number equal to the lesser of (a) 1% of the total number of shares outstanding as of that date, (b) 250,000 shares, or (c) a lesser number of shares determined by the board. In 2005, the Board of Directors reserved an additional 250,000 shares of stock for issuance under the 2004 employee stock purchase plan. As of March 31, 2006, we have 449,956 shares of stock reserved for issuance under the employee stock purchase plan.
      The Board of Directors or a committee designated by the board, referred to as the “plan administrator”, administers our 2004 employee stock purchase plan. All of our employees whose customary employment is for more than five months in any calendar year and more than 20 hours per week are eligible to participate in an offer period under our 2004 employee stock purchase plan. Employees hired after the consummation of our initial public offering who meet the foregoing requirement will be eligible to participate in an offer period under our 2004 employee stock purchase plan, subject to a 5-day waiting period after hiring. Non-employee directors, consultants, and employees subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical their participation in an employee stock purchase plan are not eligible to participate in our 2004 employee stock purchase plan.
      Our 2004 employee stock purchase plan will designate offer periods, purchase periods and exercise dates. Offer periods will generally be overlapping periods of 24 months. The initial offer period began on the effective date of our 2004 employee stock purchase plan, which was the effective date of the registration statement relating to our Initial Public Offering, and will end on February 14, 2006. Additional offer periods will commence each February 15 and August 15. Purchase periods will generally be six-month periods within an offer period, with the initial purchase period commencing on the effective date of the registration statement relating to our Initial Public Offering and ending on August 15, 2004. Thereafter, purchase periods will commence each February 15 and August 15. Exercise dates are the last day of each purchase period. In the event we merge with or into another corporation, sell all or substantially all of our assets, or enter into other transactions in which all of our stockholders before the transaction own less than 40% of the total combined voting power of our outstanding securities following the transaction, the plan administrator may elect to shorten the offer periods then in progress.
      On the first day of each offer period, a participating employee will be granted a purchase right. A purchase right is a form of option to be automatically exercised on the exercise dates within the offer period, during which offer period authorized deductions are to be made from the pay of participants and credited to their accounts under our 2004 employee stock purchase plan. When the purchase right is exercised, the participant’s withheld salary is used to purchase shares of common stock. Participants in the initial offer period will be eligible to purchase shares during the first purchase period through direct payment rather than payroll deductions. The price per share at which shares of common stock are to be purchased under our 2004 employee stock purchase plan during any purchase period is the lesser of:

•	85% of the fair market value of the common stock on the date of the grant of the option, which is the commencement of the offer period; or

•	85% of the fair market value of the common stock on the exercise date, which is the last day of a purchase period.
      The participant’s purchase right is exercised in this manner on each exercise date arising in the offer period. If, on the first day of any purchase period, the fair market value of the common stock is lower than the fair market value of the common stock on the first day of the offer period underlying the purchase period, the original offer period will be terminated, and the participant in the original offer period will be automatically enrolled in a new offer period effective the same date.
      Payroll deductions may range from 1% to 10% in whole percentage increments of a participant’s regular base pay, exclusive of bonuses, overtime, annual awards, other incentive payments, reimbursements or other expense allowances. Except for the first purchase period of the initial offer period, participants may not make direct cash payments to their accounts. The maximum number of shares of common stock that any employee may purchase under our 2004 employee stock purchase plan during a purchase period is 2,500 shares. The

Internal Revenue Code imposes additional limitations on the amount of common stock that may be purchased during any calendar year.
      Unless terminated sooner, the 2004 employee stock purchase plan will terminate automatically in 2014. The plan administrator has authority to amend or terminate our 2004 employee stock purchase plan. The plan administrator may terminate any offer period on any exercise date or establish a new exercise date with respect to any offer period then in progress if the plan administrator determines that the termination of the offer period is in the best interests of the Company and its stockholders. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, we shall obtain stockholder approval of any such amendment to the 2004 employee stock purchase plan in such a manner and to such a degree as required.
401(k) Plan
      In September 1997, we implemented a 401(k) plan covering some of our employees eligible to participate in the 401(k) plan. Under the 401(k) plan, eligible employees may elect to reduce their current compensation up to the prescribed annual limit under the Internal Revenue Code, which is $14,000 in 2005, and contribute these amounts to the 401(k) plan. We may make contributions to the 401(k) plan on behalf of eligible employees. Employees are fully vested in their contributions and contributions we may make under the 401(k) plan immediately. The 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code so that contributions by employees or by us to the 401(k) plan, and income earned on the 401(k) plan contributions, are not taxable to employees until withdrawn from the 401(k) plan, and so that contributions by us, if any, will be deductible by us when made. The trustee under the 401(k) plan, at the direction of each participant, invests the 401(k) plan employee salary deferrals from among selected investment options. We have not made any matching contributions to the 401(k) plan through December 31, 2005; however, we may make matching contributions to the 401(k) plan in the future. We retain the right to amend or terminate the 401(k) plan at any time.

Compensation Committee Report on Executive Compensation
      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act of 1934 that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.
      The compensation committee of the Company’s Board of Directors, which is comprised solely of independent, non-employee board members, has the authority and responsibility to establish the overall compensation strategy for the Company, including salary and bonus levels, administer the Company’s incentive compensation and benefit plans, 401(k) plans, and stock option and purchase plans, and review and make recommendations to the Board of Directors with respect to the Company’s executive compensation. The compensation committee currently consists of Mr. Janney and Ms. Buc, with Ms. Buc serving as the chair. Mr. Louis C. Bock, the former Chairman of the Compensation Committee, resigned from our Board of Directors on August 19, 2005.
      Compensation Policy. The Company’s compensation policy, as established by the compensation committee, states that the executive officers’ total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company’s stockholders. The Company designed its executive compensation program to attract and retain executive officers who will contribute to the Company’s long-term success, to reward executive officers who contribute to the Company’s financial performance and to link executive officer compensation and stockholder interests through the grant of stock options under the 2004 stock incentive plan.
      Compensation of the Company’s executive officers consists of three principal components: salary, bonus and long-term incentive compensation consisting of stock option grants.
      Salary. The base salaries of the Company’s executive officers are reviewed annually and are set by the compensation committee. When setting base salary levels, in a manner consistent with the compensation committee’s policy outlined above, the committee considers competitive market conditions for executive compensation, the Company’s performance and the performance of the individual executive officer.
      Bonus. In 2005, the Board of Directors approved a formal annual bonus plan for the executive officers of the Company, with bonuses targeted for the executive officers in a range between 35% and 40% of each executive officer’s respective annual base salary. For the fiscal year ended December 31, 2005, the compensation committee evaluated the performance of the Chief Executive Officer and the other executive officers of the Company based on achievement of corporate and individual goals and set the bonuses payable in accordance with the approved bonus plan. Corporate goals may include, but are not limited to, research and development milestones, financing activities and business collaborations or other transactions. The Board of Directors or the compensation committee may modify the criteria or select other performance factors with respect to bonuses paid to executive officers for any given fiscal year.
      Long-term Incentive Compensation. The Company believes that stock option grants (1) align executive officer interests with stockholder interests by creating a direct link between compensation and stockholder return; (2) give executive officers a significant, long-term interest in the Company’s success; and (3) help retain key executive officers in a competitive market for executive talent.
      The 2004 stock incentive plan authorizes the Board of Directors, or a committee thereof, to grant stock options to employees and consultants of the Company, including the executive officers. Stock option grants are made from time to time to executive officers whose contributions have or will have a significant impact on the Company’s long-term performance. The Company’s determination of whether stock option grants are appropriate is based upon individual performance measures established for each individual on an annual basis. Details on stock options granted to the named executive officers in 2005 are provided in the table entitled “Option Grants in Last Fiscal Year” contained in this proxy statement.

      Compensation of Chief Executive Officer. The Board of Directors considered the following factors in evaluating the performance of, and setting the bonus compensation for, Dr. Dina, the Company’s Chief Executive Officer and President: (1) the changes in the financial performance of the Company from the prior year, (2) his contribution to an enhanced research and development strategy in response to changing market trends, (3) his contribution to the hiring and retention of top management personnel, and (4) the time and effort that Dr. Dina individually applied in connection with the execution of his duties. The compensation committee believes that the salary, bonus and long-term incentive compensation paid to Dr. Dina for the fiscal year ended December 31, 2005 were appropriate based on the above criteria.
      Compensation Policy Regarding Deductibility. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation’s executive officers. The limitation applies only to compensation which is not considered to be performance-based. The 1997 equity incentive plan and the 2004 stock incentive plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under the respective plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The compensation committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant, and may use such exemptions in addition to the exemption contemplated under the 1997 plan and the 2004 stock incentive plan.
      Submitted by the compensation committee:

Nancy L. Buc, chair Daniel S. Janney

Report of the Audit Committee of the Board of Directors
      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, or the Exchange Act of 1934, that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

Role of the Audit Committee
      We, the members of the Audit Committee, assist the Board of Directors in its oversight of the Company’s accounting and financial reporting policies and procedures. We also evaluate the performance and independence of the Company’s independent registered public accounting firm, currently Ernst & Young LLP. We operate under a written charter that the Board of Directors adopted and we approved in April 2004. The charter sets out the functions we are to perform and is available on the Company’s website at http://www.dynavax.com.
      Specifically, among other things, the charter requires us to:

•	review and monitor the accounting and financial reporting process;

•	review and monitor the policies and procedures adopted by the Company to fulfill its responsibilities regarding the reliability of the Company’s financial statements;

•	review and evaluate the Company’s accounting principles and the Company’s system of internal accounting controls;

•	appoint, compensate and oversee the work of the Company’s independent registered public accounting firm;

•	approve all audit and non-audit services performed by the Company’s independent registered public accounting firm; and

•	review the independence of the Company’s independent registered public accounting firm.
      Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for auditing those financial statements. However, the members of the audit committee are not professionally engaged in the practice of accounting or auditing. The audit committee relies, without independent verification, on the information provided to the committee and on the representations made by management and the independent registered public accounting firm.

Meetings Held in 2005
      During 2005, the Audit Committee met on eight occasions. We also met periodically throughout the year in executive sessions with Ernst & Young LLP without the presence of the Company’s management. During the course of these meetings, and at other times during 2005, we:

•	reviewed on a continuing basis the adequacy of the Company’s system of internal controls, including discussing the Company’s internal controls periodically with management and with Ernst & Young LLP;

•	During 2005, management completed the documentation, testing and evaluation of its system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Ernst & Young LLP at regularly scheduled Audit Committee meetings. At the conclusion of the process, the Audit Committee reviewed a report by management on the effectiveness of internal control over financial reporting. The Audit Committee also reviewed Ernst & Young’s Report of Independent Registered Public Accounting Firm included in the Annual Report on Form 10-K related to its audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting.

•	reviewed and discussed with management and Ernst & Young LLP the annual audited financial statements before filing the Company’s Annual Report on Form 10-K with the SEC, addressing the acceptability of the Company’s accounting principles and such other matters as the Statement on Auditing Standards No. 61 (Communication with Audit Committees) requires us to discuss, and recommended to the Board that the financial statements should be included in the Annual Report;

•	reviewed and discussed with management and Ernst & Young LLP the Company’s quarterly unaudited financial statements before the issuance of its quarterly earnings press releases and the filing of its Quarterly Reports on Form 10-Q with the SEC;

•	discussed with management and Ernst & Young LLP significant financial reporting issues and judgments made in connection with the preparation of the Company’s audited financial statements;

•	discussed with the Company’s management and Ernst & Young LLP the process used for the Company’s Chief Executive Officer and Chief Financial Officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•	appointed and oversaw the work and compensation of Ernst & Young LLP;

•	reviewed and provided guidance with respect to the external audit and the Company’s relationship with Ernst & Young LLP by (1) reviewing Ernst & Young LLP’s proposed audit scope, approach, compensation and independence; (2) obtaining statements from Ernst & Young LLP regarding relationships and services with the Company which may impact independence as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”; (3) discussing with Ernst & Young LLP the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management; and (4) obtaining assurance from Ernst & Young LLP that the requirements of Section 10A of the Securities Exchange Act of 1934 have been met; and

•	reviewed, in conjunction with the Company’s legal counsel, all legal matters that could have a significant impact on the Company’s financial statements or compliance policies.

Recommendation
      Based on our reviews and discussions as described above, and based on the report of Ernst & Young LLP, we recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC. We also recommended to the Board that Ernst & Young LLP be appointed as the Company’s independent registered public accounting firm for 2006. In making this recommendation, we considered whether Ernst & Young LLP’s provision of services other than audit services are compatible with maintaining independence of our outside accountants. Although we have the sole authority to appoint the independent registered public accounting firm, we continued the long-standing practice of recommending that the Board ask the stockholders at their annual meeting to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm.
      Submitted by the audit committee:

Denise M. Gilbert, Ph.D., chair
Daniel S. Janney
Arnold L. Oronsky, Ph.D.

PERFORMANCE GRAPH
      The chart below compares total stockholder return on an investment of $100 in cash on February 19, 2004, the date our common stock first started trading on Nasdaq, for: our common stock, The Nasdaq Stock Market (U.S. companies), and the Nasdaq Pharmaceutical Preparation Index. All values assume reinvestment of the full amount of all dividends.
      Note: Dynavax management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG DYNAVAX TECHNOLOGIES,
NASDAQ MARKET INDEX AND SIC CODE INDEX
ASSUMES $100 INVESTED ON FEB. 19, 2004
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005

Company/Index/Market	2/19/04	3/31/04	6/30/04	9/30/04	12/31/04	3/31/05	6/30/05	9/30/05	12/30/05

Dynavax Technologies	100.00	80.64	70.85	57.87	85.11	49.68	51.06	71.28	44.79

Pharmaceutical Preparations	100.00	95.29	97.22	93.07	96.76	95.40	99.31	100.68	102.83

NASDAQ Market Index	100.00	98.30	101.20	93.92	107.97	99.45	102.92	107.53	110.56

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Directors, Executive Officers and Affiliates
      We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law.
      In December 1998, the Company entered into a research agreement with the Regents of the University of California, or UC, on behalf of the University of California, San Diego. The university-nominated representative on the evaluation committee created to oversee aspects of this agreement is Dr. Dennis Carson, a member of the Company’s Board of Directors and a holder of 360,119 shares of the Company’s common stock as of March 31, 2006. Dr. Carson also received payments of $11,667 in 2005 and $35,000 in 2004 and 2003 for consulting services provided to the Company.
      All of the transactions set forth above were made at arms-length. We intend that all future transactions between us and our officers, directors, principal stockholders and their affiliates will be approved by a majority of our Board of Directors, including a majority of the independent and disinterested outside directors on our Board of Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.
EQUITY COMPENSATION PLANS
      The following table sets forth certain information regarding our equity compensation plans as of December 31, 2005.

	(a)		(b)		(c)

Number of
securities
remaining
	Number of				available for
	securities to be				future issuance
	issued upon		Weighted-average		under equity
	exercise of		exercise price of		compensation
	outstanding		outstanding		plans (excluding
	options, warrants		options, warrants		securities reflected
Plan category	and rights		and rights		in column (a))

Equity compensation plans approved by security holders (1)	2,598,797	(2)	$4.49	(3)	3,692,976	(4)
Equity compensation plans not approved by security holders	—		—		—

Total	2,598,797		$4.49		3,692,976

(1)	Consists of the 1997 Equity Incentive Plan, the 2004 Stock Incentive Plan, the 2004 Non-Employee Director Option Plan and the 2004 Employee Stock Purchase Plan (ESPP).

(2)	Excludes shares issued to date under the ESPP.

(3)	Weighted average exercise price of outstanding options and warrants; excludes shares issued to date under the ESPP.

(4)	Includes 461,308 shares available for future issuance under the ESPP as of December 31, 2005.

PROPOSAL TWO — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Ernst & Young LLP has been selected by our Board of Directors to be our independent registered public accounting firm for the fiscal year ending December 31, 2006. In the event that ratification of this selection of an independent registered public accounting firm is not approved by a majority of shares of common stock voting at the annual meeting in person or by proxy, management will review its future selection of an independent registered public accounting firm.
      A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.
Required Vote
      The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the annual meeting is required to approve the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006. Abstentions will have the same effect as “no” votes on this proposal, whereas broker “non-votes” will have no effect.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
Audit Fees
      Ernst & Young LLP performed services for us in fiscal 2005 and 2004 related to financial statement audit work, audit of internal control over financial reporting, Forms S-8 and S-3 review and consents, tax services, special projects and other ongoing accounting related projects. The aggregate fees billed by Ernst & Young LLP in fiscal 2005 and 2004 were as follows:

	2005	2004

Audit Fees (1)	$503,431	$195,401
Audit-Related Fees	—	—
Tax Fees (2)	$41,027	$24,474
All Other Fees (3)	$1,500	—

(1)	Audit fees include fees for the audit of our consolidated financial statements and interim reviews of our quarterly financial statements, registration statements and consents and other services related to SEC matters, including compliance with the provisions of Sarbanes-Oxley section 404 in fiscal 2005.

(2)	Tax fees represent fees for professional services provided in connection with the preparation of our federal, state and foreign tax returns and advisory services for other tax compliance matters.

(3)	All other fees represent subscription fees for an online accounting research tool.
Audit and Non-Audit Services Pre-Approval Policy
      The Audit Committee has adopted a policy relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to pre-approval procedures established by the Audit Committee. The Audit Committee pre-approved all services provided by Ernst & Young LLP during 2005.
      Our Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to our Company is compatible with maintaining the registered public accounting firm’s independence, and concluded that such independence has not been impaired.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
THE SELECTION OF ERNST & YOUNG LLP.

STOCKHOLDER PROPOSALS
      Requirements for Stockholder Proposals to Be Brought Before an Annual Meeting. To be considered for presentation to the annual meeting of our stockholders to be held in 2007 and outside of the processes of Rule 14a-8 (i.e., proposals to be considered at the annual meeting of our stockholders, but not included in our proxy materials), a stockholder proposal must be received by our Secretary at Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710, no earlier than March 16, 2007 and no later than April 15, 2007.
      Requirements for Stockholder Proposals to Be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the annual meeting of our stockholders to be held in 2007 must be received by our Secretary at Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710, no later than January 12, 2007 in order to be considered for inclusion in our proxy materials for that meeting.
      Discretionary Authority. The proxies to be solicited by our Board of Directors for the 2007 annual meeting will confer discretionary authority on the proxyholders to vote on any stockholder proposal presented at such annual meeting if we fail to receive notice of such stockholder’s proposal for the meeting by January 12, 2007.
OTHER MATTERS
Annual Report
      Our annual report for the fiscal year ended December 31, 2005 has been mailed concurrently with the mailing of these proxy materials to all stockholders entitled to notice of, and to vote at, the annual meeting.
Form 10-K
      Our annual report on Form 10-K for the fiscal year ended December 31, 2005 is included in the annual report for the fiscal year ended December 31, 2005, which is mailed concurrently with the mailing of these proxy materials. Upon written request to our Secretary at the address of our principal executive offices, the exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.
Householding of Annual Meeting Materials
      In December 2000, the Securities and Exchange Commission adopted new rules that permit us to send a single set of annual reports and proxy statements to any household at which two or more stockholders reside if we believe they are members of the same family. Each stockholder will continue to receive a separate proxy card. However, upon written request to our Secretary at the address of our principal executive offices, you may revoke your decision to household, and we will deliver a separate copy of the annual report or proxy statement, as applicable, to you at the shared address within 30 days of your request.
      A number of brokerage firms have already instituted householding. If your family has multiple accounts of our stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.
Other Matters
      Our Board of Directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the proxyholders.

      It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

/s/ Dino Dina, M.D.
Dino Dina, M.D.
Chief Executive Officer, President and Director
May 12, 2006
Berkeley, California

MR A SAMPLE
DESIGNATION (IF ANY)
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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of the Class III Directors
     1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 — Daniel S. Janney	☐	☐
02 — Arnold L. Oronsky, Ph.D.	☐	☐
B Proposal
     The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2006.	☐	☐	☐
C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

     Signature 1 — Please keep signature within the box

     Signature 2 — Please keep signature within the box

     Date (mm/dd/yyyy)

     /                      /

Proxy — Dynavax Technologies

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF DYNAVAX TECHNOLOGIES CORPORATION
FOR THE 2006 ANNUALMEETING OF STOCKHOLDERS
June 14, 2006
The undersigned stockholder of DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 12, 2006, the Company’s Annual Report for the year ended December 31, 2005 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and hereby appoints Dino Dina, M.D. and Deborah A. Smeltzer, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of the Company to be held on June 14, 2006 at 8:00 a.m., pacific time, at the Company’s offices at 2929 Seventh Street, Suite 100, Berkeley, California, and at any postponement or adjournment thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set on the reverse side.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR (1) THE ELECTION OF THE CLASS III DIRECTORS, AND (2) THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.